                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           WPS RESOURCES CORPORATION
-------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                                     [LOGO]

                           WPS RESOURCES CORPORATION
    700 NORTH ADAMS STREET, P. O. BOX 19001, GREEN BAY, WISCONSIN 54307-9001

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1999

                             ---------------------

TO THE SHAREHOLDERS OF WPS RESOURCES CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WPS Resources Corporation, a Wisconsin corporation ("WPSR"), will be held on Thursday, May 6, 1999, at 10:30 A.M., CDT, at the Weidner Center, University of Wisconsin - Green Bay, 2420 Nicolet Drive, Green Bay, Wisconsin, for the following purposes:

       1. To elect two directors of Class B to hold office until the Annual Meeting of Shareholders in 2002 or until their successors have been elected and qualified.

       2.  To approve the WPS Resources Corporation 1999 Stock Option
           Plan.

       3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Shareholders of record at the close of business on March 12, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

    Even if you plan to attend the Annual Meeting, please vote, sign exactly as your name appears, date, and promptly mail the enclosed proxy card in the postage-paid envelope provided. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person. Your attention is directed to the attached Proxy Statement.

                                          WPS RESOURCES CORPORATION

                                          /s/ FRANCIS J. KICSAR

                                          FRANCIS J. KICSAR
                                          SECRETARY

Green Bay, Wisconsin
March 22, 1999

The enclosed proxy is solicited by the Board of Directors. Your vote is important no matter how large or small your holdings may be. To assure your representation at the meeting, please vote, sign exactly as your name appears, date, and promptly mail the enclosed proxy card in the postage-paid envelope provided.

March 22, 1999

                                PROXY STATEMENT
                           WPS RESOURCES CORPORATION
    700 NORTH ADAMS STREET, P. O. BOX 19001, GREEN BAY, WISCONSIN 54307-9001

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1999

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of WPS Resources Corporation ("WPSR") for the Annual Meeting of Shareholders to be held on Thursday, May 6, 1999 at 10:30 A.M., CDT, at the Weidner Center, University of Wisconsin - Green Bay, 2420 Nicolet Drive, Green Bay, Wisconsin and at any adjournment thereof ("Meeting") for the purposes set forth in the Notice of Annual Meeting of Shareholders and in this Proxy Statement.

    Only shareholders of record as of the close of business on March 12, 1999 ("Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, WPSR's outstanding voting securities entitled to vote consisted of 26,522,111 shares of Common Stock. The record holder of each outstanding share of Common Stock as of the Record Date is entitled to one vote per share with respect to each proposal submitted for consideration at the Meeting. The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the accompanying form of proxy were first mailed to shareholders on or about March 22, 1999.

    A proxy, in the enclosed form, which is properly executed, duly returned to WPSR, and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the proxy, the shares represented thereby will be voted FOR the indicated nominees for directors, FOR approval of the WPS Resources Corporation 1999 Stock Option Plan, and on such other business or matters which may properly come before the Meeting in accordance with the best judgment of the persons named in the proxy. Approval of the WPS Resources Corporation 1999 Stock Option Plan requires a majority of the votes cast at a meeting where a quorum is present and is more fully described starting on page 16. Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Each proxy granted may be revoked by the person giving it at any time before the exercise thereof by giving written notice to such effect to the Secretary of WPSR, by execution and delivery of a subsequent proxy, or by attendance and voting in person at the Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

    On December 12, 1996, the Board of Directors of WPSR approved the issuance to shareholders, as of December 16, 1996, of a dividend of one common share purchase right (a "Right") for each outstanding share of WPSR's Common Stock. The Rights are designed to enhance the ability of the Board of Directors to protect shareholders and WPSR if efforts are made to gain control of WPSR in a manner that is not in the best interests of WPSR and its shareholders. The Rights are not presently exercisable; but ten days after a person or group acquires 15% or more of WPSR's Common Stock or ten business days (subject to extension) after a person or group announces a tender offer to acquire at least 15% of WPSR's Common Stock, the Rights will become exercisable. Such Rights will entitle each holder of Common Stock of WPSR to purchase one share of authorized but unissued Common Stock of WPSR for each Right. The exercise price of each Right is $85. Upon the acquisition by any person or group of 15% or more of the Common Stock of WPSR, each Right, other than Rights held by an acquiring party, will entitle the holder to purchase, at the exercise price, Common Stock of WPSR having a market value of two times the exercise price. The Rights Agreement excludes from the effects thereof the inadvertent acquisition of 15% or more of WPSR's Common Stock, provided there is prompt divestment to less than 15%. The Rights may be redeemed or may, under certain circumstances, be exchanged for shares of Common Stock of WPSR, all as provided and subject to the limitations set forth in the agreement setting forth the terms of the Rights; otherwise, such Rights expire on December 11, 2006. None of the share holdings or percentages of outstanding shares reported in this Proxy Statement reflect the Rights or shares of Common Stock which may be purchased upon the exercise of the Rights. WPSR has prepared a Summary of Rights to Purchase Common Shares, a copy of which is available free of charge from WPSR.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    No person is known by WPSR to be the beneficial owner of more than 5% of any class of WPSR's voting securities. Set forth below is a tabulation indicating, as of January 1, 1999, the shares of WPSR's equity securities beneficially owned by the five named executives in the Summary Compensation Table, each nominee and director, and all directors and officers of WPSR as a group. No officer or director owns more than 1% of any class of WPSR's equity securities.

                                                                                 AMOUNT AND NATURE
        TITLE OF CLASS                    NAME OF BENEFICIAL OWNER             OF OWNERSHIP (1)(2)(3)
------------------------------  ---------------------------------------------  ----------------------
Common Stock, $1.00 Par         Larry L. Weyers                                            8,499
 Value Per Share                Patrick D. Schrickel                                       3,930(4)
                                Clark R. Steinhardt                                        6,383(5)
                                Daniel P. Bittner                                         11,519(6)
                                Phillip M. Mikulsky                                        7,070
                                A. Dean Arganbright                                        2,010
                                Michael S. Ariens                                          5,721(7)
                                Richard A. Bemis                                           3,621
                                Daniel A. Bollom                                          17,689(8)
                                Sister M. Lois Bush                                          645(9)
                                Clarence R. Fisher                                         5,516(10)
                                Robert C. Gallagher                                        5,920
                                Kathryn M. Hasselblad-Pascale                              3,489(11)
                                James L. Kemerling                                         1,424
                                All directors and officers as a group (24)               115,664(12)

------------------------

 (1) None of the persons listed beneficially owns shares of any other class of equity securities of WPSR or its subsidiaries, except Mr. Arganbright's spouse who owns 10 shares of Preferred Stock 5% Series ($100 par value) of Wisconsin Public Service Corporation ("WPSC").

 (2) In each case, the indicated owner has sole voting power and sole investment power with respect to the shares shown in this column, except as noted.

 (3) Includes shares of common stock held in the Employee Stock Ownership Plan and Trust ("ESOP") and the Wisconsin Public Service Corporation Deferred Compensation Trust ("Deferred Compensation Trust").

 (4)  Includes 200 shares held as custodian for children.

 (5)  Includes 49 shares held in a family trust.

 (6)  Includes 188 shares held in joint tenancy.

 (7)  Includes 2,363 shares held by M&M Ariens, Inc.

 (8)  Includes 1,570 shares held in survivorship marital property.

 (9) Owned by Sisters of the Sorrowful Mother of which Sister M. Lois Bush is a member.

(10)  All 5,516 shares held in joint tenancy.

(11)  Includes 852 shares owned by spouse.

(12) Includes shares described in notes (1) through (11) and 222 shares held in joint tenancy and 40 shares held as custodian for children.

                       NOMINEES FOR ELECTION AS DIRECTORS

    Pursuant to the Restated Articles of Incorporation and the By-Laws of WPSR, the Board consists of ten directors and is divided into three classes with one class being elected each year for a term of three years. There are four Class A directors and three each of Class B and C directors. The Directors of Class B are standing for election this year. Sister M. Lois Bush, SSM, who is presently a Class B director is not standing for re-election. WPSR is proposing not to nominate a replacement for Sister Bush, and the Board will amend the By-Laws at the Board's May 6, 1999 meeting to provide for nine directors. Accordingly, it is proposed that the two nominees listed below be elected to serve as Class B directors for three-year terms to expire at the 2002 Annual Meeting of Shareholders. Messrs. A. Dean Arganbright and James L. Kemerling are presently Class B directors whose terms expire at this year's Annual Meeting, and who have been nominated for re-election.

    Directors are elected by a plurality of the votes cast by the holders of WPSR's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Under Wisconsin law, cumulative voting for directors is permitted but is not presently provided for in WPSR's Restated Articles of Incorporation.

    Certain information about the two nominees for such directorships is set forth below. It is intended that the proxies solicited on behalf of the Board will be voted for the following nominees. The Board has no reason to believe that either of these nominees will be unable or unwilling to serve as a director if elected; but if either nominee should be unable or unwilling to serve, the shares represented by proxies solicited by the Board will be voted for the election of such other person as the Board may recommend in place of such nominee.

                  NOMINEES -- CLASS B -- TERM EXPIRING IN 2002

                                                                                                            DIRECTOR
              NAME                 AGE                         PRINCIPAL OCCUPATION                          SINCE
---------------------------------  ---   -----------------------------------------------------------------  -------
A. Dean Arganbright                68    Retired Chairman, President, and Chief Executive Officer,           1972
  (1)(2)(4)(5)                            Wisconsin National Life Insurance Company, Oshkosh, WI

James L. Kemerling                 59    Consultant, Wausau, WI, since 1996; Chairman, President, and        1988
  (1)(2)(4)(5)                            Chief Executive Officer, The Specialty Packaging Group, Inc.,
                                          Wausau, WI (manufacturer of composite cans), 1994-1996;
                                          President and Chief Executive Officer, Shade/Allied Inc., Green
                                          Bay, WI (manufacturer of business forms), 1990-1994

------------------------

Footnotes appear on page 5

    Mr. Arganbright, who is retired, served in the same or another position with the employer indicated for at least five years prior to his retirement.

    The following tables set forth certain information about Class A and Class C directors who are not standing for election in 1999.

                        CLASS A -- TERM EXPIRING IN 2001

                                                                                                            DIRECTOR
              NAME                 AGE                         PRINCIPAL OCCUPATION                          SINCE
---------------------------------  ---   -----------------------------------------------------------------  -------
Richard A. Bemis (1)(3)            57    President and Chief Executive Officer, Bemis Manufacturing          1983
                                          Company, Sheboygan Falls, WI (manufacturer of toilet seats, contract plastics, and wood products)

Daniel A. Bollom (1)(4)            62    Retired Chairman and Chief Executive Officer of WPSR                1989

Clarence R. Fisher                 59    President and Chief Executive Officer, Upper Peninsula Power        1998
                                          Company

Robert C. Gallagher                60    President and Chief Operating Officer, Associated Banc-Corp,        1992
  (1)(2)(3)(4)                            Green Bay, WI, since 1998; Chairman and Chief Executive Officer,
                                          Associated Bank, Green Bay, WI and Vice Chairman, Associated
                                          Banc-Corp, Green Bay, WI 1981-1998

------------------------

Footnotes appear on page 5

                        CLASS C -- TERM EXPIRING IN 2000

                                                                                                            DIRECTOR
              NAME                 AGE                         PRINCIPAL OCCUPATION                          SINCE
---------------------------------  ---   -----------------------------------------------------------------  -------
Michael S. Ariens (1)(3)(5)        67    Chairman, Ariens Company, Brillion, WI (manufacturer of outdoor     1974
                                          power equipment)

Kathryn M. Hasselblad-Pascale      51    Managing Partner, Hasselblad Machine Company, LLP, Green Bay, WI    1987
  (1)(3)(4)                               (manufacturer of automatic screw machine products)

Larry L. Weyers                    53    Chairman, President, and Chief Executive Officer of WPSR            1996

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Nominating Committee.

(4) Member of Shareholder Committee.

(5) Member of Strategic Action Planning Committee.

    Each of the Class A and Class C directors, except Mr. Bollom, has served in the same or another position with the employer indicated for at least five years. Mr. Bollom, who is retired, served in the same or another position with the employer indicated for at least five years prior to his retirement.

    Other directorships held by the directors include the following:

    Richard A. Bemis -- W. H. Brady Company, Milwaukee, WI

    Clarence R. Fisher -- Michigan Financial Corporation, Marquette, MI

    Robert C. Gallagher -- Associated Banc-Corp, Green Bay, WI

    James L. Kemerling -- Badger Paper Mills, Inc., Peshtigo, WI

    During 1998, the Board met 11 times. All but two directors attended more than 75% of the total number of meetings, including meetings of committees of which they are members. Mr. Bemis attended 72% and Sister Bush attended 71%, respectively, of the required meetings.

    Non-employee director remuneration consists of a monthly fee of $1,417, a fee of $850 for each Board meeting attended, $200 for each telephonic Board meeting participation, and $775 for each Board committee meeting attended. These fees will be $1,458, $900, $200, and $850, respectively, in 1999. Employee directors receive no compensation for their services as directors.

    The Audit Committee, which includes all non-employee directors, met two times during 1998. Its duties and responsibilities include, but are not necessarily limited to, the following:

    (1) To recommend annually a firm of independent public accountants.

    (2) To approve the services to be performed by the independent public accountants.

    (3) To review the reports and comments of the WPSC audit services department and the independent public accountants and to recommend such action as is appropriate to the Board.

    The Compensation Committee, which is composed of three non-employee directors, met five times during 1998. Its function is to recommend to the Board the compensation to be paid to officers and selected managerial personnel.

    The Nominating Committee, which consists of four non-employee directors, recommends to the Board candidates to be nominated for election as directors at the Annual Meeting and to fill any vacancies on the Board. The Nominating Committee also approves officer changes. The Nominating Committee met four times in 1998. The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of WPSR no later than November 1, in order to be considered for the Annual Meeting in the following year.

    The Shareholder Committee, which consists of five non-employee directors, considers issues of strategic interest to shareholders. The Shareholder Committee did not meet in 1998.

    The Strategic Action Planning Committee, which consists of four non-employee directors, reviews and provides input for WPSR's Strategic Plans. The Strategic Action Planning Committee met one time in 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of statements of beneficial ownership and of changes therein furnished to WPSR during and with respect to the 1998 calendar year and written representations made to WPSR, management has concluded that no person who at any time during 1998 was a director or officer of WPSR failed to file with the Securities and Exchange Commission, on a timely basis, reports of beneficial ownership of WPSR's securities required by Section 16(a) of the Securities and Exchange Act of 1934, as amended.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the total compensation paid by WPSR and its subsidiaries for all services rendered during 1998, 1997, and 1996 for the Chief Executive Officer and the four other most highly compensated current executive officers of WPSR or its subsidiaries who perform policy-making functions for WPSR.


                                                                      LONG-TERM COMPENSATION
                                    ANNUAL COMPENSATION                AWARDS            PAYOUTS
                                                     (e)
                                                    OTHER         (f)         (g)                        (i)
                                                    ANNUAL     RESTRICTED  SECURITIES      (h)        ALL OTHER
         (a)                     (c)       (d)     COMPEN-       STOCK     UNDERLYING      LTIP        COMPEN-
       NAME AND         (b)     SALARY    BONUS     SATION      AWARD(S)    OPTIONS/     PAYOUTS        SATION
  PRINCIPAL POSITION    YEAR   ($) (5)     ($)     ($) (6)        ($)       SARS (#)       ($)         ($) (7)
----------------------  ----  ----------  -----  ------------  ----------  ----------  ------------  ------------
Larry L. Weyers         1998  393,214.61  0.00      9,390.06     0.00         0.00          0.00        45,188.81
 Chairman, President,   1997  245,038.88  0.00      5,177.75     0.00         0.00          0.00        56,301.89
 and Chief Executive    1996  192,405.43  0.00     11,375.27     0.00         0.00          0.00        20,497.77
 Officer (1)(2)

Patrick D. Schrickel    1998  239,389.87  0.00      9,201.42     0.00         0.00          0.00        15,704.64
 Executive Vice         1997  203,840.28  0.00      5,073.74     0.00         0.00          0.00        12,853.18
 President (1)          1996  171,392.72  0.00     11,254.43     0.00         0.00          0.00        14,335.34

Clark R. Steinhardt     1998  213,462.81  0.00     14,340.95     0.00         0.00          0.00         5,363.10
 Senior Vice President  1997  192,260.94  0.00      7,907.69     0.00         0.00          0.00         5,545.05
 (3)                    1996  150,555.85  0.00     17,372.81     0.00         0.00          0.00        36,283.37

Daniel P. Bittner       1998  151,734.86  0.00      6,499.11     0.00         0.00          0.00        62,141.94
 Vice President and     1997  138,842.29  0.00      3,583.67     0.00         0.00          0.00        53,524.60
 Chief Financial        1996  126,367.19  0.00      7,873.10     0.00         0.00          0.00        47,860.99
 Officer (1)

Phillip M. Mikulsky     1998  141,264.76  0.00      4,595.01     0.00         0.00          0.00        37,560.26
 Senior Vice President  1997  112,107.59  0.00      2,533.75     0.00         0.00          0.00        29,140.03
 (4)                    1996  100,832.46  0.00      5,566.51     0.00         0.00          0.00        27,023.85

------------------------------
(1) Officer of both WPSR and WPSC.

(2) Mr. Weyers assumed the duties of Chairman and Chief Executive Officer on February 12, 1998 and May 1, 1997, respectively.

(3) Officer of WPSC. Mr. Steinhardt retired effective January 31,1999.

(4) Officer of WPSR.

(5) In addition to base salary, these amounts include Elective Deferred Compensation in the Reserve Account, Mandatory Deferred Compensation, and vacation taken as pay.

(6) These amounts reflect Above Market Earnings on Elective Deferred Compensation. Perquisites for the Chief Executive Officer and the four named executive officers did not exceed the lesser of $50,000 or 10% of the total of Salary and Bonus for the year and, accordingly, are not listed.

(7) These amounts include WPSC contributions under the ESOP for Weyers, Schrickel, Steinhardt, Bittner, and Mikulsky of $1,435.70, $0, $1,560.14, $1,791.48, and $1,743.14, respectively, for 1998; $1,303.79, $1,149.78,
    $1,140.37, $1,073.58, and $1,035.84, respectively, for 1997; and $2,937.39,
    $2,937.39, $2,830.16, $2,584.95, and $2,269.31, respectively, for 1996;
    Above Market Earnings on Mandatory Deferred Compensation for Weyers, Schrickel, Steinhardt, Bittner, and Mikulsky of $3,253.08, $3,969.81, $3,802.96, $3,299.04, and $1,322.16, respectively, for 1998; $1,793.77,
    $2,188.99, $2,096.98, $1,819.12, and $729.05, respectively, for 1997; and
    $3,940.84, $4,855.55, $4,606.96, $3,996.49, and $1,601.69, respectively, for
    1996; and Elective Deferred Compensation in the Stock Account for Weyers, Schrickel, Steinhardt, Bittner, and Mikulsky of $40,500.00, $11,734.83, $0, $57,051.42, and $34,494.96, respectively, for 1998; $53,204.33, $9,514.41,
    $2,307.70, $50,631.90, and $27,375.14, respectively, for 1997; and
    $13,619.54, $6,542.40, $28,846.25, $41,279.55, and, $23,152.85,
    respectively, for 1996.

    WPSR has employment and severance agreements with each of 12 executives of WPSR and/or its subsidiaries including the five current executive officers named in the Summary Compensation Table. These agreements are intended to ensure, as far as possible, that WPSR will continue to have the benefit of each executive's services and to protect WPSR's confidential information and good will; to provide these executives with a measure of security against changes in their relationship with WPSR and its subsidiary in the event of a change in control (as defined in the agreements) of WPSR, and to ensure, insofar as possible, that any proposal for a change in control of WPSR will be considered by the executives objectively and with reference only to the best interests of WPSR and its shareholders. These agreements provide that each executive that is a party thereto is entitled to benefits if, within three years following a change in control or such shorter period after a change in control and prior to the executive's normal retirement date (the "employment period"), the executive's employment is ended through (a) termination by WPSR or WPSC, other than by reason of death or disability or for cause (as defined in the agreements), or
(b) termination by the executive due to a breach of the agreement by WPSR or its subsidiary or due to a change in elected or appointed positions held by the executive or a significant change in the executive's working conditions or responsibilities. The benefits provided under each of the agreements include:
(a) a cash termination payment equal to the lesser of (i) 2.99 and (ii) the number of years or fraction thereof remaining in the employment period, times the sum of the executive's annual salary and his or her average annual bonus during the three years before the termination and (b) continuation for up to three years of the most favorable hospital, medical, dental, accident, disability, and life insurance coverage in effect during the 180-day period immediately prior to the change in control or, if more favorable to the executive, the coverage in effect generally thereafter for executives of comparable status and position. The termination payment is in lieu of any other severance payments to which the executive may be entitled under the severance policies of WPSR or its subsidiary. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change in control. Each agreement provides that if any portion of the benefits under the agreement or under any other agreement for the executive would constitute an excess payment for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), benefits will be reduced so that the executive will be entitled to receive $1 less than the maximum amount which he or she could have received without becoming subject to the 20% excise tax imposed by the Code on certain excess payments, or which WPSR may pay without the loss of deduction under the Code.

               COMPARATIVE FIVE-YEAR INVESTMENT PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on WPSR's Common Stock with the Standard & Poor's ("S&P") 500 Index and the Edison Electric Institute ("EEI") 100 Index for the last five fiscal years. Total return includes dividends and stock price appreciation, assuming reinvestment of dividends. Total return was calculated assuming investment of $100 on December 31, 1993.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
WPS RESOURCES CORPORATION (WPSR),
S&P 500 INDEX, AND EEI 100 INDEX
                                                                                       S&P        EEI
                                                                                       500        100
Years                                                                      WPSR      Index      Index
1993                                                                       $100       $100       $100
1994                                                                         85        101         88
1995                                                                        114        139        116
1996                                                                        102        171        117
1997                                                                        129        229        149
1998                                                                        143        294        170

(1) Total return assumes reinvestment of dividends.

                      BOARD COMPENSATION COMMITTEE REPORT

    WPSR maintains a market-based executive compensation plan for the Chairman, President, and Chief Executive Officer ("CEO") and the other executive officers of WPSR and its subsidiaries. The plan is designed to support WPSR's vision and mission statements and its commitment to a quality management philosophy. Pay advancement is based on the relationship between the executive's salary and the maximum compensation range value of the assigned pay grade. The pay plan is designed to bring executives to their maximum compensation range values, which correspond to median market values, over a seven-year period. The minimum range values are 80% of the maximum compensation range values. Those farther below the maximum compensation range values receive larger salary increases than those closer to the maximum compensation range values. If an executive is promoted to a higher-rated position, an increase is provided at the time of the change in duties. The compensation levels for 1998 were not adjusted to reflect actual or projected financial results; however, the Compensation Committee reserves the right to recommend revised compensation levels after considering all of the future qualitative and quantitative facts and circumstances surrounding actual or projected financial results.

    The CEO's annual salary was $362,472 for the period January 1, 1998 through January 10, 1998. The CEO's annual salary was set at $392,557 effective January 11, 1998 and remained at that level through December 26, 1998.

    At the October meeting, the Compensation Committee reviewed the compensation of the CEO and the other executive officers of WPSR and its subsidiaries. Pursuant to the market-based executive compensation plan described above, the CEO's annual salary was set at $422,004 effective December 27, 1998 (and remains in effect at the date of this Proxy Statement). The new maximum compensation range value of $466,680 generally corresponds with the median of 1998 base salaries of $442,200 (which excludes incentive and other forms of cash compensation) as reported to the EEI by utilities with revenues generally comparable to those of WPSR. Median total compensation (which includes both short-term and long-term incentive compensation) reported by the same utilities was $716,200. Many of the utilities are members of the EEI 100 Index group which is reflected on the Comparative Five-Year Investment Performance Graph set forth on the previous page. The composition of the two groups, however, is not identical.

    A Short-Term Variable Pay Plan, described on page 11, was in effect for the year 1998 and the CEO and the other named executive officers were covered by the Short-Term Variable Pay Plan. No payments were made under the Short-Term Variable Pay Plan for the year 1998.

    WPSR and its subsidiaries have considered the implications of Section 162(m) of the Internal Revenue Code (the "Code") regarding the deductibility of annual executive compensation over $1,000,000. The compensation levels for officers of WPSR and its subsidiaries fall well below this level and, hence, the provisions of Section 162(m) of the Code have not affected the compensation program of WPSR.

                                          A. Dean Arganbright
                                          Robert C. Gallagher
                                          James L. Kemerling

                                 BENEFIT PLANS

    In 1998, WPSR adopted a Short-Term Variable Pay Plan for a limited group of executives, which includes each of the named executive officers listed in the Summary Compensation Table. The plan provides for various levels of bonus payments to the participating executives based in part on a Utility Performance Award and in part on a Non-Utility Performance Award. The Utility Performance portion of the bonus is determined by an evaluation of five key measures of performance including: system reliability, safety, customer satisfaction, environmental strategy, and return on equity as compared with allowed return on equity. The Non-Utility Performance portion is determined by the earnings per share provided by non-utility operations, and customer growth and retention benchmarks. There were no awards made to any participant in this plan for the calendar year 1998. The Compensation Committee has full authority and discretion to determine the plan participants and the amount and allocation of payments to plan participants. The Compensation Committee must approve all awards annually.

    The WPS Resources Corporation Deferred Compensation Plan ("Deferred Compensation Plan") is available to approximately 40 executives of WPSR and its subsidiaries, including each of the named current executive officers listed in the Summary Compensation Table. The plan consists of the following components:
(1) Mandatory Salary Deferrals; (2) Voluntary Salary Deferrals; (3) Death Benefit; (4) Protection of Qualified Pension Benefit; and (5) Supplemental Retirement Benefits.

    MANDATORY SALARY DEFERRALS. Payment of a portion (currently 7%) of the compensation for certain Deferred Compensation Plan participants, including the Chief Executive Officer and each of the named executive officers, is credited to the Deferred Compensation Plan in lieu of being paid directly to the participant. The amount deferred is credited to the Stock Account and treated as if fully invested in WPSR Common Stock.

    VOLUNTARY SALARY DEFERRALS. Additionally, each Deferred Compensation Plan participant may elect to defer any bonus payable to such participant for any year and/or up to 30% of such participant's salary for any year and have such amount credited, for recordkeeping purposes, to the Deferred Compensation Plan. In accordance with advance elections made by each participant, Voluntary Salary Deferrals are credited to the Stock Account as described above with respect to Mandatory Salary Deferrals, or the amounts are credited to a Reserve Account. Amounts in the Reserve Account are credited with earnings, generally at the greater of 6% per annum or a rate equal to 70% of WPSR's return on common shareholder equity. (Voluntary Salary Deferrals made prior to January 1, 1996 are credited with a higher earnings rate.) The Compensation Committee may revise the earnings rate applicable to the Reserve Account or the manner in which the rate is calculated, but the rate may not be reduced below 6% per annum. In addition, the Compensation Committee may permit a participant to defer in excess of 30% of the participant's salary.

    DEATH BENEFIT. A special death benefit will be provided to certain Deferred Compensation Plan participants, including the Chief Executive Officer and any of the named executive officers, if such participant dies prior to age 62 if at the time of the officer's death Mandatory and/or Voluntary Salary Deferrals are being credited to the officer's account. The benefit is an amount equal to the amount of Mandatory and/or Voluntary Salary Deferrals, not including deferrals of bonus amounts, with a maximum 20% voluntary deferral, and earnings that would have been credited to the officer's account had deferrals (and earnings assuming that deferrals were credited to the Reserve

Account) continued through age 62 at the rate in effect at the time of the officer's death, with a maximum benefit at time of death of $1 million. The special death benefit is payable in 15 annual installments. The benefit is a fixed amount which does not accrue earnings on the undistributed balance.

    PROTECTION OF QUALIFIED PENSION BENEFIT. The Deferred Compensation Plan will provide a benefit to Deferred Compensation Plan participants, including the Chief Executive Officer and each of the named executive officers, to the extent that the officer's benefits under the Wisconsin Public Service Corporation Administrative Retirement Plan ("Pension Plan") are limited because of certain legal restrictions. See the description of the Wisconsin Public Service Corporation Administrative Retirement Plan below.

    SUPPLEMENTAL RETIREMENT BENEFITS. The Deferred Compensation Plan provides supplemental monthly payments to certain Deferred Compensation Plan participants, including the Chief Executive Officer and each of the current named executive officers. A full benefit is payable if the participant (i) retires at or after age 58, (ii) terminates employment at or after age 50 with at least 10 years of service, or (iii) terminates employment at an earlier date with the written approval of the Compensation Committee. A prorated benefit is payable if the participant terminates employment between the ages of 50 and 58 but prior to completing 10 years of service. The supplemental payments equal either 20% or 10% of the highest average monthly compensation received during any 36-consecutive month period of employment. In the case of the Chief Executive Officer and each of the named executive officers, the payments are set at the 20% level. Such payments commence in the month following the participant's retirement (or if later, the month following the participant's attainment of age 58) and continue for 10 years. If the participant dies during the 10-year period, the participant's surviving spouse will receive 50% of such payments for the remainder of the 10-year period. If the participant dies prior to benefit commencement, the participant's surviving spouse will receive, for a 10-year period, 50% of the amount that would have been paid to the participant (disregarding, in the case of a participant who dies while actively employed, the age and service eligibility requirements). Payments terminate if neither the participant nor the surviving spouse is living, even if 120 monthly payments have not been made.

    The following table indicates the annual Supplemental Retirement Benefit that would be payable during the 10-year period to the Chief Executive Officer and each of the named executive officers (assuming that each executive had retired on December 31, 1998 and disregarding, for this purpose, the age and service eligibility requirements in the case of any officer who has not yet met these age and service requirements).

    HIGHEST AVERAGE MONTHLY
 COMPENSATION RECEIVED DURING
   ANY 36 CONSECUTIVE MONTHS     ANNUAL BENEFITS
        PRIOR TO AGE 65          PAYABLE -- 20%
-------------------------------  ---------------
          $    14,000               $  33,600
               15,000                  36,000
               16,000                  38,400
               17,000                  40,800
               18,000                  43,200
               19,000                  45,600
               20,000                  48,000
               21,000                  50,400
               22,000                  52,800
               23,000                  55,200
               24,000                  57,600
               25,000                  60,000
               26,000                  62,400
               27,000                  64,800
               28,000                  67,200
               29,000                  69,600
               30,000                  72,000
               31,000                  74,400
               32,000                  76,800

    The Deferred Compensation Plan contains several provisions that take effect in the event of a Change in Control of WPSR or WPSC.

    First, upon a Change in Control, a revised minimum earnings rate for Voluntary Salary Deferrals becomes applicable. The minimum rate is the greater of 6% per annum or a rate equal to two percentage points above the prime lending rate of Firstar Bank Milwaukee, N.A., Milwaukee, Wisconsin. Second, the Supplemental Retirement Benefit becomes immediately vested for active Deferred Compensation Plan participants, even if the participant terminates employment prior to retirement. Third, contributions to the Deferred Compensation Trust, which are discretionary prior to a Change in Control, are required in an amount sufficient to fund the benefits accrued by participants in the Deferred Compensation Plan through the funding date. Assets in the Deferred Compensation Trust remain subject to the claims of creditors, but may not, following a Change in Control, be withdrawn by WPSR or WPSC.

    A Change in Control means any of the following events:

    (1) The acquisition by any person (other than WPSR or any of its subsidiaries or employee benefit plans or fiduciaries therefor) of beneficial ownership of 30% or more of the voting power of the shares of the then outstanding capital stock of WPSR;

    (2) One-half or more of the Board of WPSR consists of persons who are not "Continuing Directors," (i.e., persons who were either directors on May 1, 1997, or persons whose nominations or elections were recommended or approved by a majority of the Continuing Directors then in office);

    (3) Any merger, consolidation, or reorganization of WPSR with any other corporation resulting in less than one-half of the outstanding securities of the surviving or resulting entity being owned by former shareholders of WPSR exclusive of shares owned by certain persons who are affiliated with or are substantial shareholders of a party to such transaction;

    (4) Any merger or share exchange involving WPSR in which WPSR is not the controlling or surviving corporation except a merger in which the shareholders of WPSR have the same proportionate ownership of the surviving corporation as they held in WPSR immediately prior to such merger;

    (5) Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of WPSR other than to a wholly-owned subsidiary of WPSR; or

    (6) Approval by the shareholders of WPSR of any plan or proposal for the liquidation or dissolution of WPSR.

    WPSC maintains the Wisconsin Public Service Corporation Administrative Employees' Savings Plan ("Savings Plan") and the ESOP, in which substantially all employees of WPSR and WPSC, including the Chief Executive Officer and each of the named executive officers, are eligible to participate.

    Under the Savings Plan, each participant may defer, in accordance with applicable tax law limits, a portion of his or her compensation and have the deferred amount deposited as a pre-tax contribution to the Savings Plan.

    The ESOP has entered into a loan guaranteed by WPSC the proceeds of which were used to purchase the Common Stock of WPSR. Each year, shares become available under the ESOP for allocation to participants in proportion to the percentage of the outstanding loan that has been repaid during that year. The shares available under the ESOP as of the close of any year are allocated among those participants who for that year made pre-tax contributions to the Savings Plan.

    The Wisconsin Public Service Corporation Administrative Employees' Retirement Plan ("Pension Plan"), under which the Chief Executive Officer and each of the named executive officers are included, is a non-contributory defined benefit plan under which contributions on behalf of a specified participant cannot be individually calculated. Since the Pension Plan is in a fully-funded position, no contributions were made to it in 1998. Straight-line benefits at the normal retirement age of 65 (with a choice of four benefit options payable to a surviving spouse) are determined by the average of the 5 highest calendar year's compensation since 1980 or the last 60 months, times 55%, times years of service up to 32, divided by 32, plus .5% of such average compensation, times years of service exceeding 32, less an offset for a portion of Social Security benefits. Employees who were employed prior to 1982 would qualify for the higher of the current pension formula or a grandfathered formula which is 1.5% of the final average pay times years of service limited by 50% of final average pay less a Social Security offset. The following table shows the annual retirement benefits payable at the normal retirement age of 65 for specified remunerations and years of service under the provisions of the Pension Plan in effect December 31, 1998 and assuming retirement on that date:

                               PENSION PLAN TABLE
                         ANNUAL RETIREMENT BENEFITS AT
                       NORMAL RETIREMENT AGE OF 65 YEARS
                         FOR YEARS OF SERVICE INDICATED

  REMUNERATION    15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS
----------------  ---------  ---------  ----------  ----------  ----------
       210,000       50,366     67,155      83,944     100,733     110,598
       230,000       55,523     74,030      92,538     111,045     121,898
       250,000       60,679     80,905     101,131     121,358     133,198
       270,000       65,835     87,780     109,725     131,670     144,498
       290,000       70,991     94,655     118,319     141,983     155,798
       310,000       76,148    101,530     126,912     152,295     167,098
       330,000       81,304    108,405     135,506     162,608     178,398
       350,000       86,460    115,280     144,100     172,920     189,698
       370,000       91,616    122,155     152,694     183,233     200,998
       390,000       96,773    129,030     161,287     193,545     212,298
       410,000      101,929    135,905     169,881     203,858     223,598
       430,000      107,085    142,780     178,475     214,170     234,898
       450,000      112,241    149,655     187,069     224,483     246,198
       470,000      117,398    156,530     195,663     234,795     257,498
       490,000      122,554    163,405     204,256     245,108     268,798
       510,000      127,710    170,280     212,850     255,420     280,098
       530,000      132,866    177,155     221,444     265,733     291,398

    Compensation for pension purposes differs from the amounts in the annual compensation columns of the Summary Compensation Table for all named executive officers. Messrs. Weyers, Schrickel, Steinhardt, Bittner, and Mikulsky had 1998 pensionable compensation of $435,225, $252,010, $214,205, $209,512, and
$176,387, respectively. Messrs. Weyers, Schrickel, Steinhardt, Bittner, and Mikulsky had credited service under the Pension Plan as of December 31, 1998 of 13, 33, 31, 34, and 28 years, respectively. Benefit amounts in the table have been reduced for Social Security offsets.

    The annual benefits payable from the Pension Plan are subject to a maximum limitation ($130,000 for 1999) under Internal Revenue Code Section 415. In addition, the amount of compensation considered for purposes of the Pension Plan is limited ($160,000 for 1999) under Internal Revenue Code Section 401(a)(17). The Deferred Compensation Plan provides additional monthly benefits, for Deferred Compensation Plan participants, including the Chief Executive Officer and named executive officers, equal to any loss of benefit payments under the Pension Plan caused by the maximum benefit or compensation limitations and/or Mandatory and Voluntary Salary Deferrals under the Deferred Compensation Plan. These additional payments are made only while the participant or surviving spouse receives a monthly benefit from the Pension Plan. Benefit amounts shown in the table include projected payments to the participant under the Pension Plan and the additional payments for the loss of Pension Plan benefits as described in this paragraph. Amounts were accrued during 1998 for the unfunded future payment obligations.

                     APPROVAL OF WPS RESOURCES CORPORATION
                             1999 STOCK OPTION PLAN

                                    GENERAL

    On February 11, 1999 the Board unanimously adopted, subject to approval by the shareholders at the Meeting, the WPS Resources Corporation 1999 Stock Option Plan (the "Plan"). The Plan authorizes the granting of non-qualified stock options to employees of WPSR and of entities of which at least 20% of the equity interest is held directly or indirectly by WPSR ("Affiliates").

                                    PURPOSE

    The purpose of the Plan is to enhance WPSR's ability to continue to attract and retain employees who will make substantial contributions to WPSR's long-term business growth and to provide incentives to such employees which are more directly linked to the profitability of WPSR's businesses and increases in shareholder value. In addition, the Plan is designed to encourage and provide opportunities for stock ownership by such employees which will increase their proprietary interest in WPSR and, consequently, their identification with the interests of the WPSR shareholders. The Board believes that approval of the Plan will promote continuity of management and increase incentive and personal interest in the welfare of WPSR by those who are primarily responsible for shaping and carrying out the long-range plans of WPSR.

                                 ADMINISTRATION

    The Plan will be administered by the Compensation Committee of the Board, which shall consist of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If at any time the Compensation Committee is not in existence, the Board will administer the Plan. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of WPSR any or all of the authority and responsibility of the Compensation Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Compensation Committee, all references to the Compensation Committee herein shall include such other committee or one or more officers.

    Subject to the terms of the Plan and applicable law, the Compensation Committee will have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; to establish, amend, suspend, or waive rules and regulations for the administration of the Plan; appoint such agents as it shall deem appropriate for the proper administration of the Plan; and to make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Plan. The Compensation Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Compensation Committee will constitute a quorum and all determinations of the Compensation Committee will be made by a majority of its members at the meeting.

                         ELIGIBILITY AND PARTICIPATION

    Participants in the Plan will be selected by the Compensation Committee from among those employees of WPSR and its Affiliates as the Committee may designate from time to time. The Committee will consider such factors as it deems appropriate in selecting participants and in determining their respective benefits.

                             STOCK SUBJECT TO PLAN

    The Plan limits to 1,500,000 the number of shares of common stock, $1 par value, of WPSR ("Stock") which may be issued under the Plan, subject to appropriate adjustments in the event of payment of stock dividends or changes in the Stock by reason of a stock split, reorganization, recapitalization, merger, consolidation or similar event. Options for no more than 400,000 shares may be granted to any one participant under the Plan during any five-year period.

                                TERMS OF AWARDS

    PARTICIPANTS. Participants in the Plan will be selected by the Compensation Committee from among those employees of WPSR, its subsidiaries and entities of which at least 20% of the equity interest therein is owned by WPSR or a WPSR subsidiary as the Compensation Committee may designate from time to time.

    OPTIONS. The exercise price per share of Stock subject to an option granted under the Plan will be not less than 100% of the fair market value of a share of the Stock on the date of grant unless otherwise determined by the Compensation Committee. The Compensation Committee determined that the exercise price for the initial option grant of February 11, 1999, will be the closing price of the Stock on the New York Stock Exchange on the date the Plan is approved by the shareholders. On February 26, 1999, the closing sales price of the Stock as reported on The New York Stock Exchange Composite Transaction reporting system was $29 3/4 per share. Options will be exercisable as determined by the Compensation Committee and shall terminate at such time as the Compensation Committee shall determine. The Compensation Committee shall determine the methods and the forms for payment of the purchase price of options, including
(a) by delivery of cash or other shares or securities of WPSR having a then fair market value equal to the purchase price of such shares; or (b) by delivery to WPSR or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to WPSR to pay the purchase price.

    On February 11, 1999, the Compensation Committee authorized the immediate grant of options for an aggregate of 478,000 shares of Stock pursuant to the Plan to 19 employees of WPSR or WPSR subsidiaries, as described in the following table. The Compensation Committee currently contemplates future option grants in years 2001 through 2003 at an average annual level of approximately one half of the initial grant, subject to the Compensation Committee's discretion to award options under the Plan. All of the options are contingent upon shareholder approval of the Plan at the Meeting. If the Plan is not approved by the WPSR shareholders at the Meeting, all of the options will become null and void.

                               New Plan Benefits
                           WPS Resources Corporation
                             1999 Stock Option Plan

                                     NAME AND POSITION                                        NUMBER OF UNITS (1)
--------------------------------------------------------------------------------------------  --------------------
Larry L. Weyers ............................................................................          136,000
  Chairman, President and Chief Executive Officer
Patrick D. Schrickel .......................................................................           56,000
  Executive Vice President
Clark R. Steinhardt ........................................................................                0
  Senior Vice President (2)
Daniel P. Bittner ..........................................................................           22,000
  Vice President and Chief Financial Officer
Phillip M. Mikulsky ........................................................................           34,000
  Senior Vice President
Executive Group.............................................................................          418,000
Non-Executive Director Group................................................................                0
Non-Executive Officer Employee Group........................................................           60,000

------------------------

(1) Number of shares subject to options granted on February 11, 1999.

(2) Mr. Steinhardt retired effective January 31, 1999, prior to the effective date of the Plan.

                                  ADJUSTMENTS

    In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of WPSR, issuance of warrants or other rights to purchase Stock or other securities of WPSR, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Compensation Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of options under the Plan; (ii) the number and type of shares of Stock subject to outstanding options; and (iii) the grant, purchase or exercise price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number.

                                TRANSFERABILITY

    Each award granted under the Plan will not be transferable by any participant, other than by will or the laws of descent and distribution, except that a participant may transfer any award to the extent allowed by, and in a manner specified by, the Compensation Committee.

                           AMENDMENT AND TERMINATION

    The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall be obtained if otherwise required by the Code in order to enable the Company to comply with the provisions of Section 162(m) of the Code or by the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Compensation Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan will not affect the rights of participants with respect to options previously granted to them, and all unexpired options will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. The Compensation Committee may, in whole or in part, waive any conditions or other restrictions with respect to any option granted under the Plan. The Compensation Committee may cancel any stock options granted if the Compensation Committee determines that such cancellation is necessary to permit transactions, in which WPSR or any Affiliate is a party, to be accounted for on a pooling-of-interests basis. The Plan will terminate on February 10, 2004, unless otherwise extended by the Board.

                                  WITHHOLDING

    WPSR or any Affiliate thereof is entitled to withhold the amount of any tax attributable to shares of Stock deliverable under the Plan after giving the person entitled to receive such shares of Stock notice as far in advance as practicable, including withholding from the compensation otherwise payable to the participant, and WPSR may defer making delivery of the shares if any such tax may be pending unless and until indemnified to its satisfaction. The Compensation Committee may, in its discretion and subject to such rules as it may adopt, permit or require a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a stock option, by (a) having WPSR withhold shares of Stock otherwise issuable, (b) tendering back shares of Stock received in connection with such benefit, or (c) delivering other previously owned shares of Stock, having a fair market value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction.

                               CHANGE IN CONTROL

    The Plan provides that in the event of a "Change in Control" (as defined in the WPSR Deferred Compensation Plan, or any successor plan thereto):

    (1) Any nonvested portion of an option issued to a participant who is employed by WPSR or any Affiliate thereof on the date immediately preceding the Change in Control shall become immediately and fully vested;

    (2) Each holder of an option shall have the right at any time thereafter to exercise the vested option whether or not the option was theretofore exercisable, subject to the expiration of the exercise period as provided in the option agreement; and

    (3) If, as a result of the Change in Control, WPSR is not the surviving corporation (or survives only as a subsidiary of another corporation), the Compensation Committee may determine that all outstanding options that are not exercised shall be replaced with comparable options by the surviving corporation.

    The Compensation Committee may, in its sole and absolute discretion, amend, modify or rescind the foregoing provisions of the Plan if it determines that the operation of such provisions may prevent a transaction in which WPSR or any Affiliate thereof is a party from being accounted for on a pooling-of-interests basis.

    The Plan provides, unless otherwise determined by the Compensation Committee, that if any portion of the payments or benefits described in the Plan or under any other agreement with or plan of WPSR (in the aggregate, "Total Payments"), would constitute an "excess parachute payment," (as defined in
Section 280G of the Code) then the Total Payments to be made to the participant shall be reduced such that the value of the aggregate Total Payments that the participant is entitled to receive shall be one dollar ($1.00) less than the maximum amount that the participant may receive without becoming subject to the tax imposed by Section 4999 of the Code or any successor provision thereto or which WPSR may pay without loss of deduction under Section 280G(a) of the Code; provided that this provision will not apply in the case of a participant who has in effect a valid employment contract providing that the Total Payments to the participant will be determined without regard to the maximum amount allowable under Section 280G of the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The grant of a stock option under the Plan creates no income tax consequences to the employee or WPSR or any Affiliate thereof. An employee who is granted a stock option under the Plan generally recognizes ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock at such time over the exercise price. WPSR or its Affiliate is entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. A subsequent disposition of the Stock gives rise to capital gain or loss to the extent the amount realized from the sale differs from the fair market value of the Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Stock has been held for more than the required holding period for income tax purposes from the date of exercise.

                                     AWARDS

    WPSR cannot now determine all of the recipients or their respective awards under the Plan. Such determinations will be made from time to time by the Compensation Committee. On February 11, 1999 the Compensation Committee granted options to 19 employees of WPSR or WPSR subsidiaries for an aggregate of 478,000 shares of Stock. All of such options are for a term of ten years, have an exercise price equal to the closing price of the Stock on The New York Stock Exchange on the date the Plan is approved by the shareholders, and become exercisable in equal increments over the four year period commencing with the date of grant. All of the options are contingent upon approval of the Plan by the WPSR shareholders at the Meeting. Among those officers receiving option grants were Mr. Weyers, 136,000 shares; Mr. Schrickel, 56,000 shares; Mr. Bittner, 22,000 shares; Mr. Mikulsky, 34,000 shares; all current executive officers as a group, 418,000 shares; all current directors who are not executive officers as a group, none; each nominee for election as a director, none; each associate of any such directors, executive officers or nominees, none; each other person who received or is to receive 5% of such options, warrants or rights, none; and all employees, including all current officers other than executive officers, as a group, 60,000 shares.

                                 VOTE REQUIRED

    The affirmative vote of a majority of the votes represented and voted at the Meeting (assuming a quorum is present) is required to approve the Plan. Any shares not voted at the Meeting (whether by broker non-votes or otherwise, except abstentions), will have no impact on the vote. Shares as to which holders abstain from voting will be treated as votes against the proposal.

    The Board recommends a vote "FOR" approval of the Plan. The shares represented by the proxies received will be voted FOR approval of the Plan, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy.

                                 OTHER BUSINESS

    At the time this Proxy Statement went to press, WPSR knew of no matters constituting a proper subject for action by the shareholders which would be presented at the Meeting, other than the election of directors and approval of the WPS Resources Corporation 1999 Stock Option Plan. If any other matters are properly presented at the Meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

    Certain of the officers, directors, and employees of WPSR may solicit proxies by correspondence, telephone, electronic communications, or in person, but without extra compensation. WPSR may reimburse banks, brokers, nominees, and other fiduciaries for reasonable charges and expenses incurred in forwarding the proxy soliciting material to and receiving proxies from the beneficial owners.

                                 ANNUAL REPORTS

    The Annual Report of WPSR for the year 1998, including financial statements and the report of independent public accountants, Arthur Andersen LLP (which firm has been selected to continue to act in that capacity for the year 1999), is being mailed to shareholders together with this proxy statement. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement if such representative desires to do so.

    WPSR FILES A SEPARATE ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. A COPY OF FORM 10-K FOR THE YEAR 1998 (NOT INCLUDING EXHIBITS THERETO) WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF THE COMMON STOCK AS OF THE RECORD DATE FOR THIS ANNUAL MEETING AND WHO MAKES WRITTEN REQUEST FOR IT, ADDRESSED TO THE ATTENTION OF FRANCIS J. KICSAR, SECRETARY, 700 NORTH ADAMS STREET, P. O. BOX 19001, GREEN BAY, WISCONSIN 54307-9001.

                          FUTURE SHAREHOLDER PROPOSALS

    The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the WPSR proxy statement for its 2000 Annual Meeting of Shareholders is November 23, 1999. After February 6, 2000, notice to WPSR of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of WPSR for its 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal as to which WPSR does not receive timely notice.

                                          WPS RESOURCES CORPORATION

                                          /s/ FRANCIS J. KICSAR

                                          FRANCIS J. KICSAR
                                          SECRETARY

                                                Filed Pursuant to Instruction 3
                                                        to Rule 14A-101 Item 10

                                                    Appendix to Proxy Statement


                            WPS RESOURCES CORPORATION
                             1999 STOCK OPTION PLAN


SECTION 1.  PURPOSE

            The purpose of the WPS Resources Corporation 1999 Stock Option Plan (the "Plan") is to promote the best interests of WPS Resources Corporation and its subsidiaries (together with any successor thereto, the "Company"), its shareholders and any entities of which at least 20% of the equity interest is held directly or indirectly by the Company (together "Affiliates"), by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees.

SECTION 2.  EFFECTIVE DATE

            The Plan shall become effective on February 11, 1999, provided that any grant made prior to the date on which the shareholders of the Company approve the Plan shall be contingent upon such approval. In the event shareholder approval is not obtained by June 30, 1999, the Plan and all contingent grants previously made shall be cancelled.

SECTION 3.  ADMINISTRATION

            The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of WPS Resources Corporation (the "Board"), which shall consist of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as an "outside director" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). If at any time the Committee shall not be in existence, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act ("Section 16 participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

            Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; to establish, amend, suspend, or waive rules and regulations for the administration of the Plan; appoint such agents as it shall deem appropriate for the proper administration of the Plan; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members at the meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

SECTION 4.  ELIGIBILITY AND PARTICIPATION

            Participants in the Plan shall be selected by the Committee from among those employees of the Company and its Affiliates as the Committee may designate from time to time. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective benefits. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year.

SECTION 5.  STOCK SUBJECT TO PLAN

            5.1 NUMBER. Subject to adjustment as provided in Section 5.3, the total number of shares of Common Stock of the Company, par value of $1.00 per share (the "Stock") which may be issued under the Plan shall not exceed 1,500,000. No participant shall be granted options for more than 400,000 shares of Stock during any five year period. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

            5.2 UNUSED STOCK: UNEXERCISED RIGHTS. If, after the effective date of the Plan, any shares of Stock covered by an option granted under the Plan are forfeited or if an option otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such option, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant to such option, shall again be available for the granting of additional options under the Plan to the extent determined to be appropriate by the Committee.

            5.3 ADJUSTMENT IN CAPITALIZATION. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of options under the Plan; (b) the number and type of shares of Stock subject to outstanding options; and (c) the grant, purchase or option price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number.

SECTION 6.  TERM OF THE PLAN

            No award shall be granted under the Plan after February 10, 2004. However, unless otherwise expressly provided in the Plan or in an applicable option, any option theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such option, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 7.  STOCK OPTIONS

            7.1 GRANT OF OPTIONS. Options may be granted to participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. All options granted under the Plan shall be nonqualified stock options. Such options may be granted for or without consideration as determined by the Committee in its sole discretion. If the Committee grants options in exchange for consideration, the Committee may establish, in its sole discretion, any rules with respect to the form, manner and timing of the payment of the consideration for such options, and may establish any additional rules or conditions with respect to the receipt of options in exchange for such consideration.

            7.2 EXERCISE OF STOCK OPTIONS. Options will be exercisable at purchase prices of not less than One Hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Committee. Options will be exercisable as determined by the Committee and shall terminate at such time as the Committee shall determine.

            7.3 OPTION AGREEMENT. Each option shall be evidenced by an option agreement that shall specify the date of grant, the option price, the duration of the option, the number of shares of Stock to which the option pertains and such other provisions as the Committee shall determine.

            7.4 FAIR MARKET VALUE. The Fair Market Value of the Stock shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock; and provided further, that so long as the Stock is traded on a public market, Fair Market Value means the closing price of a share of Stock on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

            7.5 PAYMENT. The Committee shall determine the methods and the forms for payment of the purchase price of options, including (a) by delivery of cash or other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares; or (b) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to the Company to pay the purchase price.

SECTION 8.  TRANSFERABILITY

            Each award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a participant may transfer any award to the extent allowed by, and in a manner specified by, the Committee.

SECTION 9.  RIGHTS OF EMPLOYEES

            Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time nor confer upon any participant any right to continue in the employ of the Company or any Affiliate.

SECTION 10. CHANGE OF CONTROL

            (a) In the event of a "Change of Control" (as defined in the WPS Resources Corporation Deferred Compensation Plan, or any successor plan thereto):

                 (1) Any nonvested portion of an option issued to a participant who is employed by the Company or an Affiliate on the date immediately preceding the Change of Control shall become immediately and fully vested;

                 (2) Each holder of an option shall have the right at any time thereafter to exercise the vested option whether or not the option was theretofore exercisable, subject to the expiration of the exercise period as provided in the option agreement; and

                 (3) If, as a result of the Change of Control, the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Committee may determine that all outstanding options that are not exercised shall be replaced with comparable options by the surviving corporation.

            (b) The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 10 if it determines that the operation of this Section 10 may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

            (c) Notwithstanding any other provision of this Plan, unless otherwise determined by the Committee, if any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, "Total Payments"), would constitute an "excess parachute payment," then the Total Payments to be made to the participant shall be reduced such that the value of the aggregate Total Payments that the participant is entitled to receive shall be one dollar ($1.00) less than the maximum amount that the participant may receive without becoming subject to the tax imposed by
Section 4999 of the Code or which the Company may pay without loss of deduction under section 280G(a) of the Code; provided that this Section 10(c) shall not apply in the case of a participant who has in effect a valid employment contract providing that the Total Payments to the participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code. The terms "excess parachute payment" and "parachute payment" shall have the meanings assigned to them in Section 280G of the Code, and such "parachute payments" shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code. Within forty (40) days following delivery of notice by the Company to the participant of its belief that there is a payment or benefit due the participant which will result in an excess parachute payment, the participant and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of a nationally recognized tax counsel selected by the Company's independent auditors (which may be regular outside counsel of the Company), which opinion sets forth (i) the amount of the Base Period Income; (ii) the amount and present value of the Total Payments; and (iii) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section 10(c). As used herein, the term "Base Period Income" means an amount equal to the participant's "annualized includible compensation for the base period" as defined in
Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payments or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the participant and shall be binding upon the Company and the participant. If such opinion determines that there would be an excess parachute payment, the benefits granted hereunder or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced, cancelled or eliminated as specified by the participant in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payments. If such legal counsel so requests in connection with the opinion required by this Section 10(c), the participant and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm or recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the participant. If the provisions of Sections 280G and 4999 of the Code are repealed without succession, then this
Section 10(c) shall be of no further force or effect. All references to sections of the Code shall include any successor provision thereto.

SECTION 11. CANCELLATION OF OPTIONS

            Notwithstanding anything herein to the contrary, the Committee may, in its sole and absolute discretion, cancel any option granted hereunder, including options to which the Participant has a vested interest, if the Committee determines that such cancellation is necessary to permit a transaction, in which the Company or any Affiliate is a party, to be accounted for on a pooling-of-interests basis.

SECTION 12. AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

            12.1 AMENDMENTS AND TERMINATION. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code in order to enable the Company to comply with the provisions of Section 162(m) of the Code, or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of participants with respect to options previously granted to them, and all unexpired options shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions, or be cancelled pursuant to Section 11.

            12.2 WAIVER OF CONDITIONS. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any option granted under the Plan.

SECTION 13. TAXES

            The Company or any Affiliate shall be entitled to withhold the amount of any tax attributable to shares of Stock deliverable under the Plan after giving the person entitled to receive such shares of Stock notice as far in advance as practicable, including withholding from the compensation otherwise payable to the participant, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a nonqualified stock option, by (a) having the Company withhold shares of Stock otherwise issuable, (b) tendering back shares of Stock received in connection with such benefit, or (c) delivering other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction. If the Committee provides that a participant may elect the method of withholding, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the participant in cash.

SECTION 14. MISCELLANEOUS

            14.1 OTHER PROVISIONS. The grant of any option under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) the purchase of Stock under options in installments; (b) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines; (c) restrictions on resale or other disposition; and (d) compliance with federal or state securities laws and stock exchange or market requirements.

            14.2 OPTION AGREEMENT. No person shall have any rights under any option granted under the Plan unless and until the Company and the participant to whom the award was granted shall have executed an option agreement in such form as shall have been approved by the Committee.

SECTION 15. LEGAL CONSTRUCTION

            15.1 REQUIREMENTS OF LAW. The granting of options under the Plan and the issuance of shares of Stock in connection with an option, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

            15.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

            15.3 SEVERABILITY. If any provision of the Plan or any option agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or option, or would disqualify the Plan, under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any option agreement or the option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of the Plan, any such option agreement and any such option shall remain in full force and effect.

Please mark one box only in 1. ELECTION OF DIRECTORS, and one box only in 2. STOCK OPTION PLAN, sign exactly as your name is printed on this card, date it and RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is given, this Proxy will be voted for all nominees and for the approval of the 1999 Stock Option Plan.


------------------------------------------------------------------------------


------------------------------------------------------------------------------
                        Signature(s) of shareholder(s)

Date:                                                                 , 1999
      ----------------------------------------------------------------



1. ELECTION OF DIRECTORS

   A. Dean Arganbright and James L. Kemerling

   /  /   FOR ALL NOMINEES EXCEPT THOSE
          WRITTEN ON LINE BELOW

   /  /   WITHHOLD AUTHORITY FOR ALL NOMINEES

------------------------------------------------------------------------------

2. Approval of the WPS Resources Corporation 1999
   STOCK OPTION PLAN

   /  /   FOR

   /  /   AGAINST

   /  /   ABSTAIN


      -----------------------------------------------------------------
      This is your Proxy. Please read both sides, vote, sign exactly as your name appears, date, DETACH AT THE PERFORATION
      BELOW, and return promptly in the enclosed postage-paid
      envelope.
      -----------------------------------------------------------------


-------------------------------------------------------------------------------

                             WPS RESOURCES CORPORATION

      700 North Adams Street, P. O. Box 19001, Green Bay, Wisconsin 54307-9001


March 22, 1999

Dear WPS Resources Corporation Shareholder:

Enclosed for your review is a copy of our 1998 Annual Report. You are cordially invited to attend the 1999 Annual Shareholders' Meeting which will be held at 10:30 A.M., on Thursday, May 6, 1999, at the Weidner Center, University of Wisconsin - Green Bay, 2420 Nicolet Drive, Green Bay,
Wisconsin. Directions to the meeting location are included on the reverse side of this page. Free parking will be available.

The formal Notice of Annual Meeting of Shareholders and Proxy Statement which appear in the accompanying booklet provide information concerning matters to be considered. At the meeting, we will report on the Company's progress, plans, and prospects, and we will respond to your questions and comments.

We hope for a large attendance either in person or by proxy. Whether you own many shares or only a few, your presence or your proxy is important in making up the total number of shares necessary to transact business at the meeting.

IF YOU ARE UNABLE TO ATTEND, PLEASE VOTE, SIGN EXACTLY AS YOUR NAME APPEARS, DATE, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU WILL BE ATTENDING THE MEETING, PLEASE INDICATE YOUR INTENTION ON THE REVERSE SIDE OF THE ABOVE PROXY WHERE YOU ALSO MAY INDICATE TOPICS WHICH YOU WOULD LIKE TO HAVE DISCUSSED AT THE MEETING.

Sincerely,

/s/ Larry L. Weyers

LARRY L. WEYERS
Chairman, President, and
Chief Executive Officer

                       PROXY - WPS RESOURCES CORPORATION
     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                SHAREHOLDERS' MEETING TO BE HELD ON MAY 6, 1999

    The undersigned hereby appoints Larry L. Weyers and Francis J. Kicsar as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form and, at their discretion, upon such other business as may properly come before the meeting, all the shares of common stock of WPS Resources Corporation held of record by the undersigned on March 12, 1999, at the Annual Meeting of Shareholders to be held on May 6, 1999, at 10:30 A.M., CDT, or any adjournment thereof:

  (This proxy is continued, and is to be signed and dated on the reverse side.)
  -----------------------------------------------------------------------------

Check this box if you plan to attend the Annual Shareholders Meeting.    /  /

Indicate the number of persons who will be attending the meeting.
                                                                  -----------


Please indicate in the space below any topics which you believe should be addressed as part of management's presentation at the Annual Shareholders' Meeting.

--------------------------------------------------------------------------------

                       DIRECTIONS TO THE WEIDNER CENTER,
                      UNIVERSITY OF WISCONSIN - GREEN BAY

RECOMMENDED ROUTES TO
UNIVERSITY OF WISCONSIN - GREEN BAY

THE CITY ROUTE:
54-57 (University Ave.) to the University Ave.
Nicolet Drive exit. Nicolet Drive to
the campus.

THE SCENIC ROUTE:
Monroe-Quincy (57) or Webster Ave.
north from downtown Green Bay to East
Shore Drive, east along the bay to the                           [MAP]
campus. N. Irwin Ave. or Danz Ave. may also be taken north to East Shore Drive.

FROM 41 SOUTH, 41-141 NORTH:
I-43 South (Tower Drive) to Exit 185
(54-57), or 172 east to I-43, then north to Exit 185 (54-57), 54-57 to University Ave.-
Nicolet Drive exit, Nicolet Drive to
campus.

FROM AUSTIN-STRAUBEL FIELD:
172 east to I-43, then north to Exit 185
(54-57), 54-57 to University Ave.-Nicolet
Drive exit, Nicolet Drive to campus.                             [MAP]

FROM I-43 SOUTH:
I-43 North to Exit 185 (54-57), 54-57 to
University Ave.-Nicolet Drive exit,
Nicolet Drive to campus.

FROM 29 EAST:
29 West to I-43 North, I-43 to Exit 185 (54-57),
54-57 to University Ave.-Nicolet Drive exit,
Nicolet Drive to campus.